EXHIBIT 107

FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $.01 per share	Rule 457(c) and Rule 457(h)	4,000,000	$116.36 (2)	$465,440,000	$147.60 per $1,000,000	$68,698.94
Total Offering Amounts					$465,440,000		$68,698.94
Total Fee Offsets (3)							—
Net Fee Due							$68,698.94

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act of 1933”), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $116.36 per share, which represents the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on May 8, 2024.

(3) The Registrant does not have any fee offsets.